UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2009
NiSource Inc.
(Exact name of registrant as specified in its charter)
Commission file number 001-16189

Delaware	35-2108964

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

801 East 86th Avenue
Merrillville, Indiana	46410

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (877) 647-5990
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 1, 2009, NiSource Inc. (the “Company”), NiSource Finance Corp., an Indiana corporation and wholly owned subsidiary of the Company (“NiSource Finance”), and Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated and UBS Securities LLC, acting for themselves and as representatives of the several other underwriters, entered into a Terms Agreement with respect to the offering and sale of unsecured and unsubordinated notes, consisting of $500,000,000 aggregate principal amount of the Company’s 6.125% Notes due 2022 (the “Notes”) under the Company’s and NiSource Finance’s Registration Statement on Form S-3 (File Nos. 333-148239 and 333-148239-01). The Terms Agreement incorporates by reference an Underwriting Agreement dated December 1, 2009 of the Company with respect to common stock, preferred stock and guarantees of debt securities and NiSource Finance with respect to debt securities (the “Underwriting Agreement”). The sale is closing on December 4, 2009. The Notes are being issued pursuant to an Indenture dated as of November 14, 2000 (as supplemented, the “Indenture”) among the Company, NiSource Finance and The Bank of New York, as successor in interest to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, as trustee (as filed with the Securities and Exchange Commission on November 17, 2000).
Copies of the Underwriting Agreement and the form of the Notes are filed as Exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K, and are hereby incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
Exhibit Description

1.1	Underwriting Agreement, dated December 1, 2009, of NiSource Inc. and NiSource Finance Corp.

4.1	Form of 6.125% Notes due 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc. (Registrant)

Date: December 4, 2009	By:	/s/ Robert E. Smith Robert E. Smith
Vice President and Assistant Corporate Secretary

Exhibit Index

Exhibit
No.	Description
1.1	Underwriting Agreement, dated December 1, 2009, of NiSource Inc. and NiSource Finance Corp.

4.1	Form of 6.125% Notes due 2022.